                                                   EXHIBIT 10-a












                                    LANDLORD

                                 CENTRACT VI LLC

                                       AND

                             ADC VIDEO SYSTEMS, INC.


                                      DATE

                                  JULY 17, 1995

                                  INDEX


1.   Specific Provisions            1
2.   Premises                       2
3.   Use                            3
4.   Base Rent                      3
5.   Lease Term                     3
6.   Taxes, Assessments, and
     Operating Expenses             3
7.   Utilities and Services         5
8.   Landlord's Obligations         5
9.   Tenant's Obligations           6
10.  Parking                        7
11.  Uses Prohibited                7
12.  Compliance with Law            7
13.  Insurance                      8
14.  Subordination                  8
15.  Damage; Destruction            9
16.  Eminent Domain                 10
17.  Repairs and Maintenance        10
18.  Assignment: Subletting         11
19.  Indemnification & Liability
     of Landlord                    11
20.  Force Majeure                  12
21.  Alterations, Additions
     and Improvements               12
22.  Mechanic's Liens               13
23.  Fees and Expenses              14
24.  Quiet Enjoyment                14
25.  Default                        14
26.  Remedies of Landlord           15
27.  Right to Enter and
     Exhibit Premises               16
28.  Surrender of Premises          16
29.  Captions and Headings          17
30.  Signs                          17
31.  Late Charges                   17
32.  General Provisions             17
33.  Estoppel Certificate           18
34.  Security Deposit               18
35.  Holdover                       19
36.  Recording Prohibited           19
37.  Assigns                        19
38.  Landlord                       19
39.  Amendments                     20
40.  Governing Law                  20
41.  Notice                         20
42.  Expansion Options              20
43.  Broker                         21

                                LEASE AGREEMENT


THIS LEASE AGREEMENT dated as of this 17th day of JULY 1995, is made by and between CENTRACT VILLC having an address at 1375 KINGS HIGHWAY EAST, FAIRFIELD, CONNECTICUT 06430, (herein called "LANDLORD") and ADC VIDEO SYSTEMS, INC. having an office and address at 999 RESEARCH PARKWAY, MERIDEN, CONNECTICUT 06450 (herein called "TENANT").

                                   WITNESSETH:

    THAT FOR AND IN CONSIDERATION of the mutual covenants and agreements contained herein, the parties hereto do hereby covenant and agree as follows:

1.   SPECIFIC PROVISIONS:
     -------------------
     a)   DEFINED TERMS:
          --------------
     (i) LANDLORD'S BUILDING means the structure constructed by Landlord at 11 Fairfield Boulevard, Wallingford as the same may be altered, reduced, expanded or replaced from time to time.

     (ii) PREMISES means Tenant's rentable space located in Landlord's Building as delineated on Schedule A and as further set forth in Paragraph 2, having 27,518.5 Sq. Ft. of rentable space (of total rentable building consisting of 36,659 Sq. Ft. Landlord shall substantially complete its work on the Premises as further described in Paragraph 2 by July 28, 1995 unless construction is delayed by causes beyond Landlord's control.

     (iii) PERMITTED USE means general offices and electronics laboratory.

     (iv) LEASE TERM means a period of five (5) years (as further described in Paragraph 5 hereof). The Commencement Date is August 1, 1995. The Termination Date means July 31, 2000.

     (v) TERMINATION OPTION means the Tenant's option to be exercised during January of 1997, 1998, or 1999 to end the term on July 31st. of that same year without requirement to pay a penalty or premium or other charge except for those referred hereon to the date of termination.

     (vi) TENANT'S PROPORTIONATE SHARE OF OPERATING EXPENSE INCREASES (as further set forth and defined in Paragraph 6) shall be 75%.

     (vii) TENANT'S NOTICE ADDRESS from and after the Commencement Date shall be:
               ADC Video Systems, Inc.
               ATTN: V. P. Finance
               999 Research Parkway
               Meriden, Connecticut 06450-8323

     b) MINIMUM BASE RENT PAYMENTS means the following amounts set forth below, to be paid monthly.

          Lease Year       Annual Rent      Monthly Payments
          ----------       -----------      ----------------
           1-5             162,359.15         13,529.93

     The first monthly rental payment shall be made at the time of the execution of this Lease, and shall be credited against the Minimum Rent due on the first day of the said first Lease Year.

     c) ATTACHMENTS. The following documents are attached hereto, and such documents shall be deemed to be a part hereof:

              Schedule "A"         The Premises
              Schedule "B"         Improvements
              Schedule "C"         Cleaning Specifications
              Schedule "D"         CAM Budget

     d) PARKING SPACES. The Tenant shall be entitled to 111 parking spaces as further set forth in Paragraph 10 hereof.

2. PREMISES. Landlord does hereby lease to Tenant and Tenant hereby leases from Landlord the Premises containing the rentable space set forth in Paragraph 1 (a) (ii) hereof. Tenant's said rentable space is the space occupied by the Tenant measured from the outside wall of all exterior demising partitions to the center wall of all interior demising partitions and, in addition thereto, a proportionate share of the common areas of the Landlord's Building.

     Landlord shall construct the Premises in accordance with the conditions and specifications contained in Schedule B attached hereto. Such work shall hereafter be referred to as "Landlord's Work". Except as provided in Schedule B, Tenant agrees to take the premises "as is".

     Landlord's Work shall be deemed to be substantially completed upon Landlord's delivery of written notice to Tenant of such completion, accompanied by a copy of the Certificate of Occupancy or temporary Certificate of Occupancy for the Premises from the Town of Wallingford. On the day prior to Tenant's taking occupancy, Landlord and Tenant shall jointly inspect the premises and establish, in writing, a punch list of items required by this Lease but not yet finished in accordance herewith. An additional punchlist not including finish items, shall be established four weeks after move in.

3.   USE.      Tenant shall use the Premises for the Permitted Uses only and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord.

4. BASE RENT. Tenant agrees to pay as Base Rent to Landlord, without deduction or set-off of any kind, the monthly sums as set forth in Paragraph 1
(b) hereof (and, during the Renewal Term, such sums as are set forth in Paragraph 1 (c) hereof), all of which shall be payable, in advance, on the first day of each and every successive calendar month during the-Lease Term.

     Such rental shall be paid to Landlord, without deduction or set-off, in lawful money of the United States of America, at Landlord's office or such other place as Landlord may designate in writing.

5.   LEASE TERM

     The term of this Lease shall begin as of the Commencement Date and shall expire on the Termination Date set forth in Paragraph 1 (a) (iv) hereof, unless sooner terminated as provided herein.

6).  TAXES, ASSESSMENTS, AND OPERATING EXPENSES

a)   ADDITIONAL RENT.    Tenant shall also pay as Additional Rent its
proportionate share of operating expenses for the Landlord's Building. Tenant's proportionate share shall be that percentage stated in Paragraph (a) (iv) above. If certain services, such as cleaning and energy, are provided to some tenants, and not to others, proration of expenses may, instead, be apportioned over the area served with such service, billed on an equitable basis. Landlord represents that Tenant's proportionate share is approximately proportionate to the subject premises in relation to Landlord's Building and that the total of all the allocated proportionate shares in Landlord's Building, including but not limited to the space, if any, occupied by the Landlord, does not exceed one hundred (100%) percent.

     "Operating Expenses" shall mean all expenses, costs and disbursements of any kind properly charged against income which the Landlord shall become obligated to pay in connection with the operation of Landlord's Building which, in accordance with generally accepted accounting principles, apply to the operation and maintenance of first-class office buildings, including real estate taxes. See Exhibit D for a list of expenses calculated on an annual per square foot bases as estimated for 1996. Tenant will pay its share monthly with the minimum rent on a proportionate basis.

     Operating Expenses shall not include repairs or other work occasioned by fire, windstorm or other insurable casualties, general costs attributable to defaults of other tenants or any sums reimbursable by tenants, realtor commissions, legal services, interest, depreciation, taxes (except real estate sales and use taxes), alterations and services made for the accommodation of a specific tenant, and expenditures made for capital investment or improvements. Cost of refinancing or sale are also not included.

     Prior to each calendar year of the term hereof, Landlord shall provide Tenant with a reasonable estimate of the real estate taxes and operating expenses for Landlord's building for the coming calendar year. The first such statement shall be furnished prior to the beginning of 1996. Tenant agrees to pay as additional rent monthly during the calendar year for which the estimate is furnished, 1/12 of Tenant's proportionate share of the estimated real estate taxes and operating expenses. Following each such calendar year, Landlord shall provide Tenant with a statement of actual real estate taxes and operating expenses for Landlord's Building for the preceding calendar year, the first such statement to be with respect to 1995. If Tenant's proportionate share of the estimate exceeded the actual, Tenant shall receive a credit for the next sums due hereunder and if Tenant's proportionate share of estimate was less than actual, Tenant shall pay the difference within thirty days after being billed therefor. (with respect to the last year of the term there shall be a refund instead of a credit, if due).

b)   LANDLORD'S OPERATIONS, ACCOUNTING

     a.) OPERATIONS. Landlord shall operate the building reasonably efficiently and economically at all times during the term of this Lease so as to give Tenant all the services required for tenants of first-class office buildings and, at the same time, keep operating expenses at a reasonable level, all in accordance with standards for running first-class office buildings in and around the area. Landlord shall take the benefit of the provisions of any statute or ordinance permitting any assessment to be paid over a period of time, and Tenant shall be obligated to pay only its proportionate share of the installments of any such assessments which shall become due and payable during the term of this Lease.

     b.) ACCOUNTING. Landlord agrees to keep books and records reflecting direct operating costs of the building in accordance with a standard method of accounting recognized and approved for maintaining accounts for large office buildings. Tenant, its authorized agent or representative, or a public accounting firm selected by it, shall have the right to inspect the books of the Landlord during business hours, upon reasonable notice, for the purpose of verifying information in any statement and computation of Additional Rent.

7.   UTILITIES AND SERVICES

a)   ELECTRICITY AND GAS

     Tenant agrees to pay for its consumption, of heat, air conditioning, electricity, water, and other such building utility services, including telephone service, as may be necessary for reasonable use of the Premises seven
(7) days per week on a twenty-four (24) hour basis.

b)   CLEANING SERVICES

     Tenant agrees to use the cleaning service contractor provided by Landlord in connection with the cleaning of the Premises in accordance with the specifications set forth in Schedule C. Such cleaning specifications shall be the standard service offered not only to Tenant, but to other office Tenants in the Landlord's Building. Tenant may contract directly with such cleaning service contractor to provide any further services, as Tenant may desire or require for its Premises, and Tenant shall be responsible to make payment for such additional cleaning service directly to the cleaning service contractor.
If Tenant is dissatisfied with the cleaning service provided by such contractor, Tenant may, after 10 days written notice specifying its complaints and may, if the notice states, replace the contractor with another meeting the same specs for service at its own cost. If Tenant elects to provide its own cleaning service, common charges will be reduced by Landlord to eliminate the cleaning charge thereto and Tenant will pay its cleaning service directly.

     Landlord shall also provide extermination services to control vermin and rodents as required. Tenant agrees to notify Landlord of any vermin or rodents, or signs thereof, observed in the Premises.

c)   TRASH REMOVAL SERVICES

     Tenant agrees to use the refuse disposal contractor provided by Landlord to service Landlord's Building. Any trash, rubbish, or refuse to be removed from the Premises shall be stored in appropriate trash bags or receptacles and placed in dumpsters provided for such purpose by the janitorial staff.

8.   LANDLORD'S OBLIGATIONS

a) Landlord shall light the parking areas during the hours between 7:00 A.M. and 12:00 P.M. The parking area in the vicinity of the building entrance will be lit all night. (provided, however, that Landlord shall not be obliged to light the parking areas after sunrise or before sunset), Monday through Friday.

b) Landlord shall clean and remove snow and ice (or, if the removal of ice is not possible, salt and sand the same) from parking lots, driveways, walkways, steps and entrance areas. Landlord shall not be obliged to begin any snow plowing until accumulation exceeds two (2) inches.

c) Landlord shall not be required, unless otherwise agreed to in writing, to furnish any service during hours other than those set forth in this Lease.

d)   Landlord shall maintain the parking areas in good order and repair.

9.   TENANT'S OBLIGATIONS

a) Tenant agrees not to employ any contractor in connection with any services, provisions, alteration or maintenance without first obtaining Landlord's prior written approval; it being the intention of Landlord to limit the number of such contractors in the Landlord's Building so as to insure the overall quality and harmony of services to be provided herein. Tenant acknowledges that it shall be reasonable for Owner to withhold consent to the contractor proposed by Tenant if the use of such contractor would tend to cause labor problems at Landlord's Building. Landlord may cause to be revoked any agreements or contracts, whether written or oral, if no such prior written consent has been obtained and in such event Tenant shall forthwith cancel such contract as being invalid due to Tenant's failure to obtain Landlord's prior consent. The categories of services referred to above shall include, but not be limited to, window cleaning services, extermination of vermin, food services and vending machines and shall not include such services as Tenant's office equipment, maintenance, provision of office supplies or the like or alterations not requiring a demolition or building permit and costing $10,000.00 or less. Landlord's disapproval of any contractor selected by Tenant must be accompanied by the designation of one or more contractors acceptable to Landlord whose prices must be reasonably competitive. In the event the Landlord does not approve or disapprove Tenant's contractor within ten (10) business days after receipt of written request therefor, then the contractor so selected by Tenant shall be deemed to have been approved by Landlord.

b) With respect to any work to be performed by the Tenant on the Premises, in addition to any other limitations set forth in this Lease, Landlord does not consent to the reservation of any title by any conditional vendor or secured party to any property which may be affixed to the realty so as to become a part thereof, wholly or in any portion without material injury to the freehold.

c) Tenant shall promptly remove litter or debris from the walkways, steps or paved ways leading from the common areas to Tenant's entrances and exits; provided such walkways, steps and paved ways are for the sole use of Tenant.

d) To insure design harmony throughout Landlord's Building, Landlord has agreed to provide window coverings which shall be standard vertical Levelors, approximately three (3) inches in width and beige in color. Landlord agrees that Tenant may provide, at its own expense, for higher quality window covering; provided that any such window covering installed by Tenant shall adhere to the same basic standards, in that such window coverings shall be vertical Levelors, approximately three (3) inches in width and beige in color and shall become a part of the building upon installation.

e) Tenant will make application for telephone service directly to the telephone company. Landlord does not initiate or provide said service, but will cooperate and coordinate with the provider of telephone service in the installation thereof.

f) Tenant shall continuously operate its HVAC system to maintain temperature inside of not less than 60DEG.F during the heating season or 70DEG.F during the air condition season and not higher than 80DEG.F except for any warehouse area which shall not be lower than 55DEG.F during the heating season.

10.  PARKING.

     Landlord agrees to make available to Tenant parking for such number of cars as is set forth in Paragraph 1 (d) hereof at Landlord's Building. Such parking spaces, however, shall not be separately designated or assigned for Tenant's uses, but shall be used in common with Landlord and other Tenants in Landlord's Building. Landlord shall not be responsible for policing any such parking areas. Landlord consents to Tenant keeping its van and box truck at the building.

11.  USES PROHIBITED.

    Tenant shall not do or permit anything to be done in or about the Premises or the Building or bring or keep anything therein which is not within the Permitted Use of the Premises or which will in any way increase the existing rate of or affect any fire or other insurance upon Landlord's Building or any of its contents, or cause a cancellation of any insurance policy covering Landlord's Building or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the Premises which will create a safety or environmental hazard; which will in any way obstruct or interfere with the rights or other tenants or occupants of the Landlord's Building or injure or annoy them or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose; or which will, in Landlord's opinion, impair the reputation or character of Landlord's Building; nor shall Tenant cause, maintain or permit any nuisance in, on, or about the Premises. Tenant shall not commit or allow to be committed any waste in or upon the Premises.

12.  COMPLIANCE WITH LAW.

     Tenant shall not use the Premises, or permit anything to be done in or about the Premises, which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar bodies now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, excluding structural not related to or affected by Tenants improvements or acts. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between the Landlord and Tenant. If any work is required to be done to make the Premises, by virtue of Tenant's improvements or acts, comply with any such ordinance, regulation, statute, ruling or Board of Fire Underwriters or insurance company requirement, Landlord shall perform such work and charge it to Tenant in addition to its Additional Rent.

13.  INSURANCE.

     From and after the commencement date of the term of this Lease and any renewal thereof, Tenant shall keep the Premises insured, at its sole cost and expense, against claims for bodily injury or tanible property damage under a policy of general public liability insurance each with a combined single limit of not less than $1,000,000.00 for bodily injury and for tangible property damage or in such greater amounts as Landlord or any mortgagee of Landlord may reasonably require. At least ten (10) days prior to the Commencement Date hereof, Tenant shall deliver to the Landlord certificates of insurance certifying that such insurance is in full force and effect. Such insurance policy shall designate Landlord as an additional insured and shall include contractual liability coverage.

     Such insurance required to be maintained by Tenant under this Paragraph 13 shall be issued by an insurance company authorized to do business under the laws of the State of Connecticut. Any such policy of insurance shall contain an agreement by the insurers that such policies shall not be cancelled without at least fifteen (15) days prior written notice to Landlord.

     Notwithstanding the fact that liability of Tenant to Landlord may be covered by Tenant's insurance, Tenant's liability shall in no way be limited by the amount of its insurance recovery.

     Tenant shall pay for any increase in the property insurance premiums for Landlord's Building caused by Tenant's acts or omissions or occupancy of the Premises.

14.  SUBORDINATION.

a)   SUBORDINATION

     This Lease is subject and subordinate to all mortgages which may now or hereafter affect the real property of which the Premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be
                                       -8-
self-operative and no further instrument of subordination shall be required to affect the subordination of this Lease. If confirmation of such subordination is required by any mortgagee or intended mortgagee, Tenant shall execute promptly any certificate that Landlord may request. Tenant hereby constitutes and appoints Landlord the Tenant's attorney-in-fact to execute any such certificate or certificates for and on behalf of Tenant.

b)   ATTORNMENT

     Tenant agrees that neither the foreclosure of Landlord's interest in the land and building of which the Premises are a part, or the institution of any suit or proceedings against the Landlord by or otherwise result in the cancellation or termination of this Lease or the obligations of Tenant hereunder, and Tenant agrees to attorn to and recognize the holder of any such mortgage as Tenant's Landlord hereunder in the event that such mortgagee shall succeed to Landlord's interest in the Premises.

c)   SUPPLEMENTAL AGREEMENT

     If any mortgagee proposes execution and delivery of a supplemental agreement reasonably embodying all of the substance of the provisions of this Paragraph 14, Tenant agrees to promptly enter into such an agreement.

15.  DAMAGE; DESTRUCTION

a)   PREMISES RENDERED UNTENANTABLE.    If the Premises or Landlord's Building
are damaged or rendered untenantable by fire or other cause and cannot reasonably be repaired by Landlord within thirty (30) days, then Landlord may, within ten (10) days after such casualty, give Tenant written notice of its intention to terminate this Lease, and such termination shall occur within thirty (30) days of the date of such written notice, and Tenant shall vacate the Premises and surrender the same to Landlord. Upon such termination, Tenant's liability for rent shall cease as of the day following the casualty or when Tenant ceases to do business in the leased premises, whichever date is later. Under these circumstances, Tenant shall have the same option to terminate that Landlord has.

b)   PARTIAL DAMAGE.     If the Premises shall be partially damaged by fire or
other casualty, the damages to the Premises, to the extent that they were originally constructed and furnished by the Landlord, shall be repaired by and at Landlord's expense within thirty (30) days. The damage to all of Tenant's fixtures, equipment and other improvements installed by Tenant, shall be promptly repaired by and at Tenant's expense. The rent, until such repairs required to be made by Landlord shall be made, shall be apportioned according to the part of the leased premises which is used by Tenant.

c)   WAIVER OF SUBROGATION.   Neither Landlord nor Tenant shall be liable or
responsible to each other or to anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to tangible property of the other or anyone claiming under the other, caused by fire or any other casualty which shall have been caused by the fault or negligence of the other, or anyone for whom the other may be responsible.

d)   TENANT'S INSURANCE.      Tenant shall have the right to carry fire
insurance on all property of Tenant and all interior moveable fixtures and equipment or other improvements installed by it in the Premises, any loss payable under such insurance being payable directly to Tenant.

16. EMINENT DOMAIN. If the whole of the Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, or if any substantial part thereof or of Landlord's Building is so acquired or condemned as to render the Premises untenantable, then and in that event the term of this Lease shall cease and terminate from the date of title vesting in such proceeding, or the termination of the right to possession, whichever is later, and Tenant shall have no claim against Landlord for the value of any unexpired term of said Lease, nor a claim to any part of any award in such proceeding and rent shall be adjusted and paid to the date of such termination. Nothing herein contained shall be deemed to affect or be in derogation of any right or rights of Tenant against the condemning authority to claim and recover damages, if any, to or for the taking of its moveable fixtures and equipment or expenses of removal or relocation resulting from any such condemnation or acquisition.

17.  REPAIRS AND MAINTENANCE.

a) REPAIRS. In the event the leased premises shall need repairs which this Agreement requires Landlord to make, Tenant shall give immediate notice to Landlord of the need for repairs of which it is aware, and Landlord agrees to proceed promptly to make such repairs or effect whatever maintenance is necessary.

b)   MAINTENANCE.   Tenant shall exercise due care in its use of the Premises, but shall have no duty to repair or maintain them or any part of the Building in which the Premises are located. Landlord shall have sole responsibility for all repairs and maintenance in and about the Landlord's Building and the Premises, including, but not limited to, the heating, electrical, plumbing and ventilating or air-conditioning systems and shall keep them in good order and repair and clean condition at Landlord's own expense. However, Tenant shall reimburse Landlord for all costs of such repair for damage to the extent caused by Tenant's own negligence, except damage caused by or resulting from fire.

c)   SIGNS OR ANTENNA.   Tenant shall not mount any signs or antenna or other
device on the roof of Landlord's Building or allow the roof to be pierced in any manner without the consent of Landlord. If Tenant mounts any antenna or signs or other device on the roof or pierces the roof in any manner, Tenant shall thereafter be responsible for any required repairs to the roof required because of any injury or leaks arising out of such installation, or the work in doing them, within five (5) days after receipt of an invoice therefor.

18.  ASSIGNMENT:  SUBLETTING.      Tenant-shall not have the right to sublet or
assign, mortgage, or encumber this Lease without the consent, in writing, of Landlord, which consent may not be unreasonably withheld or delayed provided, however, that any such assignment or subletting shall not relieve Tenant of its liability hereunder, and if the rent payable by any subtenant or assignee is higher than the rent provided for herein, the excess shall be paid over to the Landlord. Landlord's acceptance of rent from any assignee, subtenant or successor in interest of Tenant, with or without notice, shall not relieve Tenant of its liability hereunder, nor shall it be deemed a waiver of any of Landlord's rights hereunder.

19.  INDEMNIFICATION AND LIABILITY OF LANDLORD.   Landlord and its agents shall
not be liable for any damage to property of Tenant or of others entrusted to employees of the Landlord's Building, nor for the loss or damage to any property of Tenant by theft or otherwise, resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Landlord's Building or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of whatsoever nature, nor shall Landlord and its agents be liable for any such damage caused by operations in construction of any private, public or quasi-public work, nor shall Landlord be liable for any latent defect in the Premises or in the Landlord's Building. Tenant shall give immediate notice to Landlord in case of accidents in the Premises or in the Landlord's Building or of defects therein or in any fixtures or equipment. Tenant shall indemnify and save harmless Landlord from and against any and all suits, claims and demands of every kind and nature, including reasonable counsel fees, by or on behalf of any person, firm, association or corporation arising out of or based upon any accident, bodily injury or tangible property damage, however occurring, which shall or may happen during the period between the date upon which the Premises are made available to the Tenant for the making of Tenant's improvements and the expiration of the term herein, on or about the Premises, to the extent caused by the Tenant's act or failure to act with regard to its responsibilities hereunder concerning the condition, alteration, use occupation or operation of the Premises. The foregoing paragraph is applicable in any event with respect to Tenant's contents of its demised premises or with respect to damages for business interruption. In such cases Tenant agrees, to look only to its own insurance for satisfaction.

     Notwithstanding the foregoing, the Landlord shall be responsible for any damage suffered by a third party as a result of Landlord's negligence or willful misconduct, to the extent that such loss or damage does not arise out of the Tenant's use and occupancy of the Premises. Landlord agrees to carry not less than $2,000,000 of public liability insurance with respect to Landlord's Building. In any event, there shall be no personal liability on the part of the Landlord to the Tenant with respect to any of the terms, covenants and conditions of this Lease and Tenant shall look solely to the equity of the Landlord or any successor in interest to the Landlord in the fee estate of the Landlord in Landlord's Building for the satisfaction of each and every remedy of the Tenant in the event of any breach by the Landlord or by any successor in interest of the Landlord of any of the terms, covenants and conditions of this Lease to be performed by the Landlord. Such exculpation of personal liability of Landlord is absolute and without exception whatsoever, and Tenant waives any right to look to the individual assets of the Landlord for satisfaction of any such liability.

20.  FORCE MAJEURE.      Landlord and Tenant, respectively, shall not be in
default hereunder if Landlord, or as the case may be, Tenant, is prevented from fulfilling or is delayed in fulfilling its obligations hereunder, by reason of fire or other casualty, strikes or labor troubles, governmental preemption in connection with a national emergency, shortage of supplies or materials, or by reason of any rule, order or regulation of any governmental authority, or by reason of the condition of supply and demand affected by war or other emergency, or any other cause beyond its control including, but not limited to, adverse weather conditions affecting or limiting performance by Landlord's contractor provided the party prevented from performing gives written notice thereof to the other party. Such inability or delay by Landlord or Tenant in fulfilling any of their respective obligations hereunder shall not affect, impair or excuse the other party hereto from the performance of any of the terms, conditions, covenants, limitations, provisions or agreements hereunder on its part to be performed, nor, except for Paragraphs 15 and 16 result in any abatement of rents or additional rents payable hereunder which shall in any event be payable as and when provided for in Articles 4, 5 and 6 hereof.

21.  ALTERATIONS ADDITIONS AND IMPROVEMENTS.      Tenant shall not make any
alterations, installations, additions or improvements in or to the Premises without Landlord's prior written consent, which consent Landlord agrees shall not be unreasonably withheld or delayed provided, however, that if required, Tenant shall also obtain the consent of any mortgagee of Landlords. All Tenant's work shall be done at Tenant's sole expense, and shall be done only by contractors or mechanics and pursuant to plans and specifications approved by the Landlord which approval shall not be unreasonably withheld see Article 9
(a). Landlord shall not be liable for any failure of any building facilities or services installed by Landlord caused by any alterations, installations and/or additions by Tenant, and Tenant shall promptly correct such failure. In the event Tenant does not promptly correct same, Landlord may correct the same and charge Tenant for the cost thereof. Such sum due Landlord shall be deemed additional rent and shall be paid by Tenant promptly upon being billed therefor.

     All alterations, decorations, installations, additions or improvements upon the Premises made by any party shall, at the expiration of the term hereof, become the property of the Landlord and be surrendered with said premises as part thereof at the end of the term. Tenant's business and trade fixtures, machinery and equipment, whether or not attached to the Premises which are installed by or for the account of Tenant and can be removed without permanent structural damage to the premises, and all furniture, furnishings and other articles of movable personal property shall be and shall remain Tenant's property and may be removed by it prior to the expiration date of this Lease; provided, however, that if any of Tenant's property is removed, Tenant shall repair or pay the cost of repairing any damage to the Premises resulting from such removal.

     Upon termination, or the date of any earlier termination of this Lease, Tenant, at its expense, shall remove from the Premises all of Tenant's property except such items thereof as Tenant shall have expressly agreed in writing with Landlord were to remain and to become the property of Landlord, and shall repair any damage to the Premises or Landlord's Building resulting from such removal. Any other items of Tenant's property (except money, securities and other like valuables) which shall remain in the Premises after the termination or after a period of fifteen (15) days following an earlier termination date may, at the option of Landlord, be deemed to have been abandoned and, in such case, either may be retained by Landlord as its property, or may be disposed of, without accountability, in such manner as Landlord may see fit at Tenant's expense.

22.  MECHANIC'S LIENS.   Tenant will not permit, during the term hereby granted,
any mechanic's or other lien or order for payment of work, labor, services, or materials furnished or to be furnished to, attach to or affect the Premises or any portion thereof, and agrees that no such lien or order shall under any circumstances attach to or affect the fee, leasehold or other estate of Landlord herein, or the building. The Tenant's obligation to keep the Premises in repair, and its right to make alterations therein, if any, shall not be construed as the consent of the Landlord to the furnishing of any such work, labor or materials within the meaning of any present or future lien law. Notice is hereby given that the Tenant has no power, authority or right to do any act or to make any contract which may create, or be the foundation for, any lien upon the fee or leasehold estate of the Landlord in the Premises or upon Landlord's Building; and if any such mechanic's or other lien or order shall be filed against the Premises or the Landlord's Building, the Tenant shall, within thirty (30) days thereafter, discharge said lien or order by payment, deposit or by bond fixed in a proper proceeding according to law. If the Tenant shall fail to take such action, or shall not cause such lien or order to be discharged within thirty (30) days after the filing thereof, Landlord may pay the amount of such lien or discharge the same by deposit or bond or in any other manner according to law, and pay any judgment recovered in any action to establish or foreclose such lien or order, and any amount so paid, together with the expenses incurred by Landlord, including all reasonable attorney's fees and disbursements incurred in any defense of any such action, bonding or other proceeding, shall be deemed additional rent.
                                      -13-

23. FEES AND EXPENSES. If Tenant defaults in the observance or performance of any term or covenant to be observed or performed under or by virtue of any of the terms of provisions in any article on this Lease, Landlord may, after reasonable notice to Tenant to cure the default and failure by Tenant to cure the same, or immediately, or at any time thereafter, without notice in event of emergency, perform the same for the account of Tenant, and if Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith, including, but not limited to, reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such reasonable sums paid or obligations incurred with interest and costs shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within thirty
(30) days of rendition of any bill or statement to Tenant hereunder. This paragraph shall not, however, relieve Tenant of its obligation to pay rent or other sums due at the time provided for elsewhere in this Lease.

24.  QUIET ENJOYMENT.    Landlord covenants and agrees with Tenant that upon
Tenant paying the rent and additional rent and observing and performing all of the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises, free from any interference, molestation or acts of the Landlord subject, nevertheless, to the terms and conditions of this Lease.

25.  DEFAULT.

a) CANCELLATION. If Tenant defaults in fulfilling any of the material covenants of this Lease other than the covenants for the payment of rent or additional rent, or if the Premises become vacant or deserted, then, in any one or more of such events, upon Landlord serving a written thirty (30) days notice upon Tenant specifying the nature of said default and upon the expiration of said thirty (30) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of such a nature that the same cannot be completely cured or remedied within said thirty
(30) day period, and if Tenant shall not have diligently commenced curing such default within such thirty (30) day period, and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default, then Landlord may serve a written ten (10) days notice of cancellation of this Lease upon Tenant, and upon the expiration of such ten (10) days, this Lease and the term thereunder shall end and expire as fully and completely as if the date of expiration of such ten (10) day period were the day herein definitely fixed for the end and expiration of this Lease and the term thereof and the Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

b)   RE-ENTRY BY LANDLORD.    If the notice provided for in (a) hereof shall
have been given, and the term shall expire as aforesaid; or (i) if Tenant shall make default in payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein provided ten (10) days after the same shall fall due; or (ii) if any execution shall be issued against Tenant or any of Tenant's property whereupon the Premises shall be taken or occupied or attempted to be taken or occupied by someone other than Tenant or (iii) if Tenant shall fail to move into or take possession of the Premises within fifteen (15) days after commencement of the term of this lease, then and in any of-such events, Landlord may, without notice, re-enter the Premises, either by force or otherwise, and dispossess Tenant, and the legal representative of Tenant or other occupant of Premises, by summary proceedings or otherwise, and remove their effects and hold the premises as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder and such default is not cured prior to the date fixed as the commencement of any renewal or extension of this Lease, Landlord may cancel and terminate such renewal or extension agreement by written notice.

26. REMEDIES OF LANDLORD. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise:

a) The rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, together with such expenses as Landlord may incur for legal expenses, attorney's fees, brokerage and/or putting the Premises in good order, or for preparing the same for re-rental;

b) Landlord may re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may, at Landlord's option, be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant concessions or free rent; and/or

c) Tenant or the legal representatives of Tenant shall also pay Landlord liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between (i) the rent hereby reserved and/or covenanted to be paid, and (ii) the net amount, if any, of the rents collected on account of the lease or leases of the Premises for each month of the period which would otherwise have constituted the balance of the term of this lease. In computing such liquidated damages, there shall be added to the said deficiencies such expenses as Landlord may incur in connection with re-letting, such as legal expenses, attorney's fees, brokerage and for keeping the Premises in good order or for preparing the same for re-letting and interest on any payments made after the due date computed at twelve (12%) percent per annum, or, if greater, at a rate equal to three (3) percentage points above the so-called "Prime Rate" or "Best Rate" given by banks in Bridgeport to its best customers for short term borrowing, but not exceeding the maximum rate allowed by law. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this Lease or, at the option of the Landlord, on demand, shall be paid in
                                      -15-
full to the end of the term hereof imputing an interest rate of four (4%) percent into such payments for the purpose of determining the then present value. Landlord, at its option, may make such alterations, repairs, replacements and/or decorations in the demised premises, as Landlord considers advisable and necessary for the purpose of re-letting the Premises; and the making of such alterations and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. The failure of Landlord to re-let the premises or any part thereof shall not release or affect Tenant's liability for damages hereunder, nor shall Landlord in any event be liable in any way whatsoever for failure to re-let the Premises. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions thereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity.

27.  RIGHT TO ENTER AND EXHIBIT PREMISES.

a) Landlord reserves the right to re-enter the Premises to inspect the same and to exhibit same at any reasonable time (i) to prospective mortgagees, purchasers and contractors at any time during the term, and (ii) to prospective tenants at any time within the last year before the expiration of the term of this Lease, or any renewal or extensions thereof.

b) Landlord further reserves the right to enter Premises at reasonable times, except in the case of an emergency, and then immediately, for the purpose of making any repairs, additions or alterations as may be necessary for the safety or preservation of the Premises or as may be required to comply with terms of this Lease.

c) Landlord further reserves the right to enter the premises for the purpose of constructing, maintaining and repairing any pipes, wires, cables, conduits, plumbing and vents that may run through, over or under the Premises as and to the extent that Landlord may at any time during the term of this Lease deem to be necessary or appropriate for the proper operation and maintenance of Landlord's Building, or for the proper operation and maintenance of other tenants in Landlord's Building.

28. SURRENDER OF PREMISES. On the last day of the term of this Lease, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Premises, Tenant shall quit and surrender the Premises to Landlord in broom clean condition, in good order, condition and repair except for ordinary wear and tear and damage by fire or other insured casualty; Tenant shall remove Tenant's property subject to the provisions of Paragraph 22 hereof; and Tenant shall surrender to Landlord all keys.

29.  CAPTIONS AND HEADINGS.   The captions and headings contained in this Lease
are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Lease, nor in any way affect this Lease.
                                      -16-

30.  SIGNS.    Tenant shall not mount or place any signs on the roof, on the exterior of Landlord's Building, or on the grounds surrounding Landlord's Building or from the interior of the Premises of Landlord's Building which would be visible from the exterior of Landlord's Building. Landlord shall provide a directory of tenants in Landlord's Building near the parking entrance visible from the street, and shall designate a graphic scheme and sign location for Tenant's identification sign at its entrance. To insure overall balance and design harmony with the other tenants in Landlord's Building, Landlord shall have the final authority to decide the overall design, color scheme, size and placement of any signage.

31. LATE CHARGES. Tenant's failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if Landlord does not receive any rent payment within ten (10) days after it becomes due, Tenant shall pay Landlord a late charge equal to five (5%) percent of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

32.  GENERAL PROVISIONS.

     a) Tenant shall not store any vehicles (except for its van and box truck), equipment, goods or other materials outside of the Landlord's Building.

     b) Tenant shall, subject to the other applicable terms of this Lease, remove, on vacating the premises, any private telephone systems, communication systems or security systems unless Landlord has specifically consented in writing to their remaining on the premises.

     c) Wherever Tenant shall have affixed wall coverings, wall fixtures such as wall shelving, hooks, pictures, etc., to the walls and shall have covered, obscured or penetrated Landlord's standard painted finish, Tenant shall be responsible, upon removal from the Premises, to leave behind a wall surface that is intact, generally acceptable in color or type, and if not easily repaintable, shall be removed and the surface restored to a paintable condition. Where such wall coverings are serviceable or repairable, they may be left in place, at Landlord's discretion. Normal wear and tear will be acceptable.

     d) Any provision of this Lease which requires Landlord not to unreasonably withhold its consent or approval shall never be the basis for an award of damages or give rise to a right of setoff or termination to Tenant, but may be the basis for a declaratory judgment or specific injunction with respect to the matter in question. Alternatively, if Landlord has refused to consent, Landlord or Tenant may make an application to any judge of the Superior Court of Connecticut for review and his decision after hearing, shall be final and binding on the parties.

     e) Wherever in this Lease consent of the Landlord is required, Landlord agrees not to unreasonably withhold it except that under no circumstances shall Landlord be required to agree to roof signs or other signs visible from the exterior of Landlord's Building that differ from Landlord's size and placement policy.

     f) Landlord shall have the right to change the shape and location of parking areas and the use of same, but no action by Landlord shall materially affect access to the Premises, nor shall Landlord do anything which would prevent the availability to the Tenant of the parking spaces described above, except for temporary work for repairs, maintenance and installation. Tenant and its officers, employees, agents, customers and invitees shall have the right, in common with Landlord and all others to whom Landlord has granted or may hereafter grant rights, to use the common areas as designated from time to time by Landlord subject to such reasonable rules and regulations as Landlord may, from time to time, impose, including the designation of special areas in which cars, other vehicles owned by the Tenant, its officers, employees, agents, customers and invitees must be parked. Tenant shall not, at any time, interfere with the rights of Landlord and other occupants of Landlord's Building, their officers, employees, agents, customers and invitees to use any part of the parking areas and other common areas not specifically allocated to Tenant.

33.  ESTOPPEL CERTIFICATE.    Upon request of the Landlord, the Tenant will
execute and deliver to the Landlord, an instrument prepared by Landlord stating, if the same be true, that this Lease is a true and exact copy of the lease between the parties hereto, that there are no amendments hereof (or stating what amendments there may be), that the same is then in full force and effect and that, to the best of Tenant's knowledge, there are then no offsets, defenses or counterclaims with respect to the payment or rent reserved hereunder or in the performance of the other terms, covenants and conditions hereof on the part of the Tenant to be performed, and that as of such date, no default has been declared hereunder by either party hereto and that the Tenant at the time has no knowledge of any facts or circumstances which it might reasonably believe would give rise to a default by either party or, as of such date if Tenant believes a default exists, the statement shall specify each default of which Tenant may have knowledge. Such instrument shall contain such further matters as are reasonably requested by the Landlord, it being intended that such instrument may be relied upon by any prospective mortgagee or purchaser or any assignee thereof, or any subtenant or assignee of the Tenant.

     Upon request from Landlord, Tenant agrees to submit to Landlord's institutional first mortgagee, within a reasonable period of time, such financial information as it shall reasonably require.

34.  SECURITY DEPOSIT.   Tenant shall deposit with Landlord at the commencement
date, the amount of one (1) month's rent as a security deposit.

     Provided Tenant is not in default in the payment of rent or any other charges due Landlord, and further provided the demised premises are left in good condition, reasonable wear and tear excepted, as described in Paragraphs 21 and 28, said deposit shall be returned to Tenant within thirty (30) days after the termination of this Lease. If Tenant is in default or if the Premises are not left in good condition, then the security deposit shall be applied to the extent available on account of sums due Landlord or the cost of repairing damages to the Premises. In the event of the sale or transfer of Landlord's interest in the Building, Landlord shall have the right to transfer the security deposit to such purchaser or transferee, in which event Tenant shall look only to the new Landlord for the return of the security deposit and Landlord shall thereupon be released from all liability to Tenant for the return of such security deposit.

     Such security deposit may be commingled with other funds of Landlord, need not be deposited in any special account, and shall not bear interest.

35.  HOLDOVER.      Any holding over of the Premises after the expiration or
other termination of this Lease or any renewal or extension without Landlord's permission shall be operated and be construed as a tenancy from month-to-month at 1 1/2 the monthly rental rate that applied to that last preceding month and subject to all the other terms and conditions provided. In no event shall the tenancy be deemed to be from year-to-year or any period longer than month to month. However, this provision shall not be construed by the Landlord to the holding over of the leased premises by Tenant.

36.  RECORDING PROHIBITED.    Tenant agrees not to record, or cause to be
recorded, this Lease on the Land Records of the Town of Wallingford. A recording of this Lease on the Land Records of the Town of Wallingford by Tenant may be deemed a material breach by Landlord and at Landlord's option the Lease may be terminated.

     Landlord and Tenant do agree to exercise and deliver a notice of lease complying with the provisions of Sec. 47-19, Connecticut General Statutes in recordable form and either party shall have the right to file such notice in the Wallingford Town Clerk's Office.

37. ASSIGNS. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributee, executors, administrators, successors and, except as otherwise provided in this Lease, their assigns.

38.  LANDLORD.    The word "Landlord" as used in this Lease means only the
owner for the time being of Landlord's interest in the Lease. In the event (i) of any assignment of Landlord's interest in the Lease, the assignor in each case shall no longer be liable for the performance or observance of any agreements or conditions on the part of the Landlord to be performed or observed provided that the assignee agrees in writing, and (ii) that Landlord's interest in the Lease, the Building or the Premises; is terminated by foreclosure
                                      -19-
proceedings, whether by operation of law or otherwise, the successor to such interest hereby agrees, (a) to recognize Tenant, (b) that Tenant shall not be disturbed in the peaceful and quiet enjoyment of the premises, and (c) that assignee or successor assumes all responsibilities and obligations of Landlord under this Lease.

39.  AMENDMENTS.    This Lease contains the entire agreement between the
parties. There are no oral understandings, terms or conditions upon which either party relied in making this Lease which are not contained in this Lease. This Lease may not be changed orally, but may only be modified by an agreement in writing and signed by the party against whom enforcement of any waiver, change or modification is sought.

40.  GOVERNING LAW.   This Lease shall be governed by the laws of the State of
Connecticut.

41.  NOTICE.   Any notice required to be given herein shall be in writing and shall be mailed to the respective parties, certified mail, return receipt requested as follows:

If to Landlord at:

                        Peter A. Penczer
                        Connecticut Properties Development, Corp.
                        1375 Kings Highway East
                        Fairfield, Connecticut 06430

If to Tenant at from and after the Commencement Date, at the Tenant's Notice Address set forth in Paragraph 1 (a) (vii) hereof.

     Any notice which is so personally delivered shall be deemed to have been properly given and received on the day on which it is delivered or, if such day is not a business day, on the first business day thereafter. If any notice which is so personally delivered shall be deemed to have been properly given and received on the day on which it is delivered or, if such day is not a business day, on the first business day thereafter.

     If any notice is given by certified mail, any official U.S. Postal Service delivery receipt shall constitute conclusive proof of such delivery; provided that if delivery is refused or delayed by the addressee it shall be deemed delivered on the date of deposit in the U.S. mail.

     Notice can also be given by fax (telephone) communication, in which case it will be deemed given when received by the intended recipient's fax machine.

42. EXPANSION OPTIONS. Tenant shall have the right to lease the remaining space in the building pursuant to the following two expansion options:

     (a) The space presently occupied by Stanton Maintenance plus the unoccupied area adjacent to it, consisting of 3,903 sq. ft. of rentable area may be added to the existing lease in its "as is" condition by giving two months notice in writing not late than November 30, 1995, which will be available to Tenant on the first of the month occuring no more than 90 days and less than 60 days after notice as provided in Article 41 hereof unless it is unoccupied, in which case it will be available earlier if agreed to by Tenant in which case base rent will be increased by $1,920.45 per month and the percentage provision in Article 1 (a) (vi) now reading 75% will be increased by 11%; and

     (b) The space presently occupied by Servicescope consisting of 5,237.5 sq. ft. of rentable area may be added to the existing lease in its "as is" condition by giving notice as provided in Article 41 hereof in writing not later than December 31, 1995, in which case occupancy shall be delivered on April 1, 1996, and in which case base rent will be increased by $2,575.10 per month and the percentage provision in Article 1 (a) (vi) now reading 75% will be increased by 14%.

43.  BROKER.   Trevor Davis of Farley Whittier Partners of Hartford,
Connecticut, is recognized as the broker who assisted in bringing about this transaction and who will be paid by Landlord pursuant to a separate agreement. Tenant represents that no other broker participated with Tenant in procuring this lease and holds Landlord harmless from any liability to any other broker claiming a commission by reason of any such participation.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals by their representatives, duly authorized as of the year and day first written above.


Signed, Sealed and Delivered in the Presence of:

                                    CENTRACT VI LLC
                                    LANDLORD:



                                    by /s/ Peter A. Penczer
                                       ------------------------
                                     PETER A. PENCZER

                                    TENANT:

                                    ADC VIDEO SYSTEMS, INC.



                                    by /s/ Carleton Brown   7/17/95
                                       ----------------------------
                                    CARLETON BROWN, PRESIDENT
                                    /s/ David Almeida, Vice President, Finance
ADC/MM

                                  SCHEDULE  B


     Landlord agrees to do the following work to the exterior of Landlord's
Building:

a)   Power wash the exterior of the building;

b) Paint the brick soldier course to match the metal panel at the top of the exterior of the building;

c)   restripe the parking lot;

d) upgrade the landscaping to equal the standards of 10 Fairfield Boulevard (across the street).

     Tenant has taken the interior of the premises "as is" provided that the heating, ventilating and air conditioning systems and electrical and plumbing systems, which shall be in good, working order. All improvements will be subject to reasonable approval by Landlord and will be done in accordance with all applicable codes.

                                  SCHEDULE C

                             CLEANING SPECIFICATIONS
                             -----------------------



        A.  NIGHTLY SERVICES - Office Areas (Nightly, 5x per week)

            a. Vacuum all carpeted areas and rugs with high suction equipment, moving light furniture other than desks and file cabinets.

            b. Dust sweep all hard surface flooring using approved dust-down preparations to ensure dust free floors. Special attention to be given areas under and behind furnishings and other hard to reach areas.

            c. Empty and clean all ash trays and waste receptacles, damp dust each ash tray.

            d. Clean and polish all cigarette urns (sand or water to be replaced as necessary).

            e. Dust wipe all furniture, fixtures, pictures, wall hangings, window sills, exposed shelving and any other horizontal surfaces within high hand reach using chemically treated cloths.

            f. Dust all telephones, all glass topped desks and tables maintaining same in a smudge and fingermark free condition at all times. Dust underneath desk top equipment.

            g. Remove all waste paper and other debris to a designated area on the premises, utilizing janitor carriages especially designated for this purpose. Trash gondolas to be supplied by Owner.

        B.  PERIODIC SERVICES

        1.  OFFICE AREAS

            a.   Dust door bucks, frames and louvers once each week.

            b. Unoccupied areas are to be checked for general cleanliness and swept or vacuumed as necessary to ensure they are being maintained in an acceptable condition at all times (except unfurnished areas and offices under construction).

            c. Coat racks and closets are to be checked and cleaned weekly. Dust shelving and wash or vacuum floor of closets.

            d. Do high dusting once every three months including pictures, frames, charts, graphs and other wall mounted objects; dust window frames and ledges, all vertical surfaces, overhead pipes, sprinklers, light fixtures, etc.

       C.   EXCLUSIONS

            Cleaning of private bathrooms, kitchens, and other tenant specialty rooms (such as computer rooms, etc.) and partition glass. These services to be contracted for by tenant with the authorized building cleaning contractor.

       D.   CORE LAVATORIES (Nightly, 5x per week)

            a. Sweep and wash flooring with approved germicidal detergent solution.

            b. Wash and polish mirrors, powder shelves, bright work, etc., including flushometers, piping and toilet seat hinges.

            c. Wash both sides of toilet seats, wash basins, bowls and urinals with approved germicidal detergent solution.

            d. Dust partitions, tile walls, dispensers, doors and receptacles. Spot wash, removing smudges, fingermarks and graffiti.

            e.   Empty and clean towel and sanitary disposal receptacles.

            f. Remove wastepaper and refuse to a designated area on the premises, using special janitor carriages.

            g. Fill toilet tissue dispensers, vending machines in ladies room and soap and towel dispensers with supplies furnished by Owner, except for sanitary napkins, furnished by Contractor.

            h. Proceeds of vending machines in ladies room will be collected directly by Contractor.

        E.  PERIODIC SERVICES

            LAVATORIES

            a. Machine scrub flooring once each month, using approved germicidal detergent solutions

            b.   Wash partitions, tile walls and enamel surfaces once per month.

            c. High dust all areas, including lighting fixtures, tops of partitions and all areas not reached in nightly maintenance.

Public Areas

        1.  Entrance Lobbies and Public Areas  (Nightly 5x per week)

            a. Sweep and wash flagstone and tiles with special attention to grouting and recesses between same. Maintain any finished applied to flagstone. Vacuum public areas if carpeted.

            b.   Clean cigarette urns, replacing sand or water as required.

            c. Maintain elevator cabs. If carpeted, same area to be thoroughly vacuumed, with particular attention to edges and corners. Soluble stains are to be removed nightly. Saddles and door tracks are to be checked nightly and any cigarette butts or debris removed.

            d. Maintain lobby walls, glass doors and windows, metalwork, frames,ledges and other surfaces free of dust, smudges and fingermarks. This includes elevator doors, signal buttons, floor indicators and any other metalwork.

            e. Sweep revolving door floor nightly ensuring all dirt and debris is removed.

            f. Dust sweep all tile flooring using approved dust down preparations to ensure dust free floors and damp mop same.

            g. Dust wipe and damp wipe all furniture, fixtures, pictures, door and window sills, mail boxes, building directories, etc.

        PERIODIC SERVICES

            ENTRANCE LOBBIES AND RELATED AREAS

            a.    Dust walls, full length, once each month.

            b. Wash partitions, tile walls and enamel surfaces once each week.

            c.   Rub down metal and other high level brlght work once each week.

            d. Stairways, office and utility doors are to be washed monthly and continually checked for general cleanliness.

        WINDOW CLEANING

        1. Clean exterior of all windows, including lobby windows and doors, approximately two (2) times per year.

        2. Clean interior of all windows, including lobby windows and doors, approximately two (2) times per year.

        INITIAL CLEANING

        Contractor shall perform the initial general cleaning of newly opened space prior to tenant move in, including common areas. This general cleaning will be a comprehensive, wall-to-wall, floor-to-ceiling preparation of all facilities of the tenant and all halls, lobbies, rest rooms, etc. Work to be on a Time and Material basis.

The foregoing cleaning specifications do not include cleaning of vinyl asbestos tile floor or cafeteria areas which are subject to direct price and specification negotiation between Cleaning Contractor and Tenant and which will be billed directly by Cleaning Contractor to Tenant.
















3366g
0065g
                                       -4-

1995 ESTIMATED OPERATING EXPENSES FOR FAIRFIELD ASSOCIATES VI

CENTRACT BUSINESS PARK
11 FAIRFIELD BLVD
WALLINGFORD, CT 06492

TOTAL S.F.     36500

                                ACTUAL                        1995
                                1994                         PROJECTION
                                EXPENDITURES                 COSTS/S.F.
- ----------------------------------------------------------------------
REAL ESTATE TAXES                       47616                     1.30
JANITORIAL (CONTRACT)                   27348                      .75
INSURANCE                                9980                      .27
HEAT (GAS) COMMON                        1131                      .03
COMMON AREA ELECTRIC (INCLUDES A/C)       123                      .00
DOMESTIC ENERGY FURNISHED BY TENANT         0                      .00
GROUNDS MAINT (LAWN)                     3183                      .09
GROUNDS MAINT (SNOW REMOVAL)             5342                      .15
TRASH REMOVAL                            7441                      .20
REPAIRS & MAINT                          7232                      .20
WATER/SEWER                              4183                      .11
SECURITY                                 1895                      .05
MANAGEMENT CONTRACT                     25439                      .60
- -----------------------------------------------------------------------
TOTAL ESTIMATED OPERATING EXPENSES     140913                     3.75
                                                                -------
                                                                -------




RE:  DOMESTIC UTILITIES